Exhibit 10.1

MICROSOFT .NET CONNECTED LOGO PROGRAM
TESTING AGREEMENT

This Microsoft .NET Connected Logo Program Testing Agreement (the "Agreement") is by and between MICROSOFT CORPORATION, a Washington corporation ("Microsoft"), and the individual or entity who agrees and accepts the following terms and conditions of this Agreement by typing their name and clicking "I Accept" below ("Company''). The date upon which this Agreement takes effect is the date Microsoft counter accepts this Agreement (the "Effective Date"). Microsoft and Company may be referred to herein individually as a "party" or collectively as the "parties."

Backqround

A. Company is the owner or authorized licensor of certain XML web services and applications defined as "Company Products" herein;

B. Company desires to Test and certify that its Company Products meet the Microsoft .NET Connected Logo Program Technical Specifications as identified herein and has designed the Company Products to be in compliance with the same throughout the Term as defined herein; and

C. Microsoft further desires the right to list Company Products on the ".NET Connected Directory" for such Company Products certified to be compliant, solely as permitted by the terms and conditions herein.

Agreement

Now, therefore, the parties agree as follows:

1. Definitions.
(a) ".NET Connected Directory" means the online directory located at http://www.microsoft.com/net/directory for web services and applications that conform to the Microsoft .NET Connected Logo Program Technical Specifications.

(b) "Company Products" means Company's XML web services and applications.

(c) "Criteria" means the requirements set forth in the Microsoft .NET Connected Logo Program Technical Specifications for the Microsoft .NET Connected Designation.

(d) "Microsoft .NET Connected Designation" means (1) the Base Logo, or (2) the Premium Logo referenced at, and subject to the terms and conditions of use, located at www.microsoft.com/net/logo.

(e) "Microsoft .NET Connected Logo Program Technical Specifications" means the technical requirements and Testing procedures located at www.microsoft.com/net/logo.

(f) "Test", "Tested" or "Testing" means testing by Company of the Company Product for compliance with the Microsoft .NET Connected Logo Program Technical Specifications.

2. Microsoft Certification Testing and Standards.
(a) Microsoft shall at all times establish the requirements for conformance testing, pursuant to procedures established by Microsoft from time to time and described in the Microsoft .NET Connected Program Technical Specifications.

(b) Company shall ensure each Company Product meets the Criteria and remains in compliance throughout the Term as set forth in the then-current Microsoft .NET Connected Logo Program Technical Specifications.

(c) Microsoft may post information regarding any Company Product in the .NET Connected Directory provided (i) such Company Product meets the Criteria described herein; and (ii) Company continues to support such Company Product for operation in compliance with the Microsoft .NET Connected Logo Program Technical Specifications and has not requested that Microsoft exclude such Company Product from the .NET Connected Directory. Company may elect to exclude Company Product from the .NET Connected Directory by checking the appropriate box during registration.

(d) Company shall be responsible for maintaining and supporting the Company Products and shall continue to support the Company Products for so long as each applicable Company Product is listed in the .NET Connected Directory, and shall notify Microsoft at least ninety (90) days in advance of any cessation of support.

3. Testing of Company Products.
(a) Testing By Company. Company shall conduct Testing of Company Products to ensure to the best of Company's knowledge that such Company Product meets the Criteria. Any and all Testing by Company shall be performed at Company's sole expense.

(b) Audit. Microsoft shall have the right, upon written notice to Company, to conduct an audit of any Company Products Tested by Company for the purposes of validating Test results and ensuring compliance with the Criteria. Within five (5) days of the date of the audit notice, Company shall send the Company Products requested or otherwise enable Microsoft to confirm the applicable Company Products meet the Criteria. In addition, Company shall also provide Microsoft with any user, technical reference and/or instruction guides for the Company Products, as well as any other documentation or information reasonably requested by Microsoft for using Company Products and/or conducting the confirmation activities. If, as a result of such audit, Microsoft determines, in its sole discretion, that a Company Product Tested by Company did not actually pass the relevant conformance test, Microsoft shall so notify Company in writing, and Company shall have thirty (30) days from the date of such notice to correct and re-test such Company Product at Company's expense. In the event the Company Product still fails conformance testing, Microsoft's acceptance of such Company Product shall be deemed revoked.

4. Disclaimer of Warranties.
MICROSOFT'S TESTING SERVICES ARE PROVIDED "AS IS" AND WITH ALL FAULTS, AND MICROSOFT DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, THERE IS NO WARRANTY OF ACCURACY OF INFORMATION, FUNCTIONALITY, SERVICES AND/OR AVAILABILITY OR LACK THEREOF FOR THE TESTING SERVICES AND/OR ANY MICROSOFT WEBSITE REFERRED TO OR UTILIZED PURSUANT TO THIS AGREEMENT.

5. Limitation of Liabilities.
NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, SPECIAL OR OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF BUSINESS PROFITS OR OPPORTUNITIES OR DAMAGES RESULTING FROM DELAYS IN TESTING), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL MICROSOFT OR ITS AFFILIATES BE LIABLE TO COMPANY, ITS AFFILIATES OR TO ANY THIRD PARTY, WHETHER IN CONTRACT (INCLUDING ANY PROVISION OF THIS AGREEMENT), TORT, OR OTHERWISE, IN ANY AMOUNT THAT EXCEEDS AMOUNTS PAID BY COMPANY TO MICROSOFT UNDER THIS AGREEMENT.

6. Nondisclosure.
(a) Subject to Section 6(b), each party expressly undertakes to retain in confidence all non-public information and know-how transmitted to the other that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and will make no use of such information and know-how except under the terms and during the existence of this Agreement. However, neither party shall have an obligation to maintain the confidentiality of information, however designated, that (i) it received rightfully from another party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the receiving party. Further, either party may disclose confidential information as required by governmental or judicial order, provided such party gives the other prompt notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure. Each party's obligation under this Section 6 shall extend to the earlier of such time as the information protected hereby is publicly available through no fault of the obligated party or five (5) years following receipt of the confidential information.

(b) Notwithstanding anything to the contrary herein, Company expressly agrees that the only information it shall provide under this Agreement shall be limited to information necessary solely in connection with Testing to confirm that a Company Product meets the Criteria through the procedures and standards of the Microsoft .NET Connected Logo Program Technical Specifications.

(c) The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's confidential information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such confidential information, provided that such party shall maintain the confidentiality of the confidential information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the confidential information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

7. Term and Termination.
(a) Term. The initial term of this Agreement shall commence as of the Effective Date and shall continue for a period of one (1) year (the "Term"). This Agreement may be renewed for additional one (1) year term(s), provided (i) Company is not in breach of this Agreement; (ii) Company re-Tests each Company Product to certify that such products comply with the then-current Microsoft .NET Connected Logo Program Technical Specifications; and (iii) Microsoft counter accepts such renewal at that time.

(b) Termination. Either party may terminate this Agreement at any time upon thirty (30) days' prior written notice to the other party.

(c) Survival. Sections 2(d), 3(b), and 4-9 shall survive termination or expiration of this Agreement.

8. Notices. All notices, authorizations, and requests In connection with this Agreement shall be in writing, addressed as stated herein, (or to such other address as the party to receive the notice so designates by written notice to the other) and shall be deemed given when: (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier, charges prepaid. The parties shall fax a copy of any such notices to the fax numbers identified below on the same day.

MICROSOFT:

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399
Attention: Lynn Cafferty
Re: Microsoft .NET Connected Logo Program Testing Agreement
FAX: 425-936-7329

With Copy To:

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399
Attention: Law & Corporate Affairs
Re: Microsoft .NET Connected Logo Program Testing Agreement
Fax: 425-936-7329

COMPANY:

Information listed in the registration form.

9. Miscellaneous.

(a) Governing Law. This Agreement shall be construed and controlled by the laws of the State of Washington, and Company consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal jurisdiction exists, in which case Company consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington. Company waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule.

(b) Attorneys' Fees. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications with respect to the subject matter hereof. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. For the avoidance of doubt, nothing in this Agreement shall limit Microsoft's ability to modify the Microsoft .NET Connected Logo Program Technical Specifications and/or terms of use for the Microsoft .NET Connected Designation after the Term. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

(d) Prohibition on Assignment. This Agreement may be assigned by Microsoft but shall not be assigned by Company without Microsoft's prior written approval. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

(e) No Partnership. Neither this Agreement, nor any terms or conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or franchise. Except as used in this Section, the use of the term "partner" or "partnership" shall have no legal significance as those terms are construed under the statutory or common law of any national, state or local jurisdiction.

(f) Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

(g) Section Headings. The Section headings herein are for the convenience of the parties and shall not be deemed to supersede or modify any provisions.

[Agreement entered into on January 21, 2003 online by Tim Napoleon on behalf of the Company]